EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On May 3, 2022, American Noble Gas, Inc., a Nevada corporation (the “Company”) entered into an operating agreement (the “Operating Agreement”) (subject to the payment in full of the Company’s obligation to make its capital contribution) pursuant to which the Company acquired 17 (or 60.7143%) of 28 limited liability membership interests (the “Interests”) in GMDOC, LLC, a Kansas limited liability company (“GMDOC”), for an aggregate purchase price of $4,037,500, and, was subsequently admitted as a member of GMDOC on May 16, 2022, when the Company made its cash capital contribution in full.

With respect to its cash capital contribution, the Company paid a non-refundable cash deposit for the Interests in the amount of $50,000 on May 3, 2022. The Company paid the remainder of the cash contribution for the Interests, or $800,000, on May 16, 2022. The remainder of the Company’s capital contribution, or $3,187,500, was financed by the Bank Loan (as defined below).

At the close of business on March 31, 2022, GMDOC acquired 65% of the net working interests (the “Acquisition”) in certain oil and gas leases (the “GMDOC Leases”) previously held by from Castelli Energy, L.L.C, an Oklahoma limited liability company (“Castelli”). Castelli retained a 5% working interest in all of the GMDOC leases and three other companies acquired a total of 30% of the working interests outside of GMDOC which resulted in GMDOC acquiring approximately 65% net working interests in the GMDOC Leases. The total consideration paid by GMDOC for the Acquisition was approximately $6,745,000, subject to final post-closing adjustments.

The GMDOC Leases cover approximately 10,000 acres located in Southern Kansas near the Oklahoma border. The GMDOC Leases currently produce approximately 100 barrels of oil per day and 1.5 million cubic feet of natural gas per day on a gross basis.

GMDOC is managed by two members: Darrah Oil Company, LLC, a Kansas limited liability company, and Grand Mesa Operating Company, a Kansas corporation (the “Managing Members”).The Managing Members also serve as the operating companies under the GMDOC Leases.

Pursuant to the terms of the Operating Agreement, each member agreed to pay GMDOC, as its capital contribution, $50,000 in cash per Interest, with the remainder to be financed, in part, by a loan to GMDOC from a commercial bank, secured by GMDOC’s property, in the aggregate amount of $6,045,000 (the “Bank Loan”). The principal of the Bank Loan is to be repaid in 84 varying monthly installments, ranging from $170,000 at the beginning to $40,500 at the end of the loan term, with the first installment on July 1, 2022. The Bank Loan bears a variable interest beginning at an initial rate of 6% per annum with one rate adjustment after 36 months subject to a 6% minimum interest rate. Initial working capital requirements were financed by loans to GMDOC from its two Managing Members, in the maximum aggregate amount of $400,000, which is to be repaid over 12 months at a rate of 6% per annum.

The following unaudited pro forma financial statements present our unaudited pro forma balance sheet as of March 31, 2022, and unaudited pro forma statement of operations for the year ended December 31, 2021.

The unaudited pro forma balance sheet has been developed by applying pro forma adjustments to our historical balance sheet as of March 31, 2022 to give effect to the i) acquisition of 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC, for an aggregate purchase price of $4,037,500, and for the ii) acquisition by GMDOC of approximately 65% of the working interests in the GMDOC Leases previously held by and acquired from Castelli for total consideration of approximately $6,745,000, as if these transactions had occurred on March 31, 2022.

The unaudited pro forma statement of operations has been developed by applying pro forma adjustments to our historical statements of operations for the year ended December 31, 2021 to give effect to the i) acquisition of 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC, for an aggregate purchase price of $4,037,500, and for the ii) acquisition by GMDOC of approximately 65% of the working interests in the GMDOC Leases previously held by and acquired from Castelli for total consideration of approximately $6,745,000, as if these transactions had occurred on January 1, 2020. The unaudited pro forma statement of operations is derived by combining our historical statement of operations for the year ended December 31, 2021 with the statement of revenues and direct operating expenses of the oil and gas properties acquired by GMDOC from Castelli for the year ended March 31, 2022 as required by Regulation S-X 11-02 (c)(3).

The unaudited pro forma financial statements are for illustrative and informational purposes only and are not intended to represent or be indicative of what our results of operations would have been had the above transaction occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

The pro forma adjustments related to the acquisition of the GMDOC Leases are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma financial statements and our future results of operations.

AMERICAN NOBLE GAS, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2022

(Unaudited)

	Historical	Proforma Adjustments		Proforma

ASSETS
Current assets:
Cash and cash equivalents	$148,384	$(850,000)	[2a]	$148,384
		850,000	[2b]
Accounts receivable	14,797	—		14,797
Prepaid expenses	9,590	—		9,590

Total current assets	172,771	—		172,771

Properties and Equipment:
Oil and gas properties and equipment	922,559	—		922,559
Accumulated depreciation, depletion, amortization and impairment	(123,336)	—		(123,336)

Total properties and equipment	799,223	—		799,223
Investment in unconsolidated subsidiary - GMDOC, LLC	—	850,000	[2a]	850,000

Total assets	$971,994	$850,000		$1,821,994

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:

Accounts payable	$1,138,668	$—		$1,138,668
Accrued liabilities	1,159,403	—		1,159,403
Accrued interest	853	—		853
Convertible notes payable, net of unamortized discount	456,941	653,846	[2b]	1,110,787

Total current liabilities	2,755,865	653,846		3,409,711

Asset Retirement obligation, long-term discount	1,730,543	—		1,730,543
Convertible promissory notes, net of unamortized discount	28,665	—		28,665

Total liabilities	4,515,073	653,846		5,168,919
Commitments and contingencies

Stockholders’ deficit:
Preferred stock; par value $.0001 per share, 10,000,000 shares authorized; Series A Convertible – 27,778 shares authorized with stated/liquidation value of $100 per share, 21,276 shares issued and outstanding as of March 31, 2022	2	—		2
Common stock, par value $.0001 per share, 500,000,000 shares authorized, 19,262,015 shares issued and outstanding at March 31, 2022	1,926	42	[2b]	1,968
Additional paid-in capital	115,699,972	196,112	[2b]	115,896,084
Accumulated deficit	(119,244,979)	—		(119,244,979)
Total stockholders’ deficit	(3,543,079)	196,154		(3,346,925)
Total liabilities and stockholders’ deficit	$971,994	$850,000		$1,821,994

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements

AMERICAN NOBLE GAS, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

	AMGAS	Acquired	Pro Forma
	Historical	Properties [2e]	Adjustments		Pro Forma

Oil and gas revenues	$79,002	$4,049,759	$(4,049,759)	[2c]	$79,002

Costs and operating expenses:
Oil and gas lease operating expense	530,118	1,349,118	(1,349,118)	[2c]	530,118
Depreciation, depletion and amortization	92,502	—	—		92,502
Accretion of asset retirement obligations	836	—	—		836
Oil and gas production related taxes	1,060	99,136	(99,136)	[2c]	1,060
Other general and administrative expenses	1,036,996	—	—		1,036,996

Total operating expenses	1,661,2512	1,448,254	(1,448,254)		1,661,2512

Operating income (loss)	(1,582,510)	2,601,505	(2,601,505)		(1,582,510)

Other income (expense):
Interest expense	(108,052)	—	(264,154)	[2d]	(372,206)
Gain on extinguishment of liabilities	86,602	—	—		86,602
Change in derivative fair value	199	—	—		199
Equity in earnings of unconsolidated subsidiary- GMDOC, LLC	—	—	467,028	[2c]	467,028

Total other income (expense)	(21,251)	—	202,874		181,623

Income (loss) before income taxes	(1,603,761)	2,601,505	(2,398,631)		(1,400,887)
Income tax (expense) benefit	—	—	—		—

Net income (loss)	(1,603,761)	2,601,505	(2,398,631)		(1,400,887)

Convertible preferred stock dividends	(174,449)	—	—		(174,449)

Net (loss) income attributable to common stockholders	$(1,778,210)	$2,601,505	$(2,398,631)		$(1,575,336)

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements

AMERICAN NOBLE GAS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BASIS OF PRO FORMA PRESENTATION

These pro forma financial statements present our unaudited pro forma balance sheet as of March 31, 2022, unaudited pro forma statement of operations for the year ended December 31, 2021. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements to give effect to the i) acquisition of 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC, for an aggregate purchase price of $4,037,500, and for the ii) acquisition by GMDOC of approximately 65% of the working interests in certain the GMDOC Leases previously held by and acquired from Castelli Energy, L.L.C for total consideration of approximately $6,745,000. Castelli retained a 5% working interest in all of the GMDOC leases and three other companies acquired a total of 30% of the working interests outside of GMDOC which resulted in GMDOC acquiring an approximate 65% net working interest in the GMDOC Leases. The unaudited pro forma financial statements were prepared in accordance with Regulation S-X Article 8 of the Securities and Exchange Commission.

The pro forma adjustments related to the acquisition of 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC for an aggregate purchase price of $4,037,500 including cash consideration of $850,000 and the purchase price allocation related to GMDOC’s acquisition of the GMDOC Leases from Castelli for total consideration of $6,745,000 are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of depreciation, depletion, amortization, and accretion expense. The pro forma adjustments related to the acquisition of the GMDOC Leases reflect the fair values of the assets as of the close of business on March 31, 2022 (the effective date of the GMDOC Lease acquisition transaction). The pro forma adjustments related to this acquisition do not necessarily reflect the fair values that would have been recorded if the applicable acquisition had occurred on January 1, 2021 with respect to the pro forma Statement of Operations or March 31, 2022 with respect to the Proforma Balance Sheet.

The unaudited pro forma financial statements should be read together with our historical financial statements and the related notes as of and for the year ended December 31, 2021 and as of March 31, 2022 for the Company and the historical statement of revenues and direct operating expenses for the Oil & Gas Properties Acquired by GMDOC, LLC from Castelli Energy, LLC for the year ended March 31, 2022. Based on Securities and Exchange Act of 1934 Regulation S-X 11-02 (c)(3), the pro forma statement of revenues for the year ended December 31, 2021 is derived from the statement of revenues and direct operating expenses for the Oil & Gas Properties Acquired by GMDOC from Castelli Energy, LLC for the year ended March 31, 2022 and our historical statement of operations for the year ended December 31, 2021 since they are different by less than 93 days.

The pro forma financial information presented gives effect to pro forma events that are (1) directly attributable to the acquisition of 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC, LLC, for an aggregate purchase price of $4,037,500 including cash consideration of $850,000, and for the acquisition by GMDOC of approximately 65% of the working interests in the GMDOC Leases previously held by and acquired from Castelli for total consideration of approximately $6,745,000, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact. The pro forma financial information is not necessarily indicative of financial results that would have been attained had the acquisition of the GMDOC Leases occurred on the date indicated or which could be achieved in the future. The pro forma adjustments are based on currently available information and certain estimates and assumptions. However, our management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

Investment in unconsolidated subsidiary – GMDOC, LLC

The Company accounts for its Investment in its Unconsolidated Subsidiary – GMDOC, LLC under the equity method of accounting as the Company exercises significant influence, but does not control GMDOC, LLC operations as a 60.7143% limited partner. In the accompanying unaudited pro forma Balance Sheet as of March 31, 2022, AMGAS reports its net investment in unconsolidated subsidiary - GMDOC, LLC based on its initial investment adjusted for any distributions, its proportional share of the earnings (loss) of GMDOC and any impairment charges. In the accompanying unaudited pro forma statement of operations for the year ended December 31, 2021, AMGAS reports its proportional share of the earnings of its unconsolidated subsidiary-GMDOC, LLC accounted for on the equity method based on the net operating earnings of GMDOC as permitted under the applicable accounting guidance.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The accompanying unaudited pro forma combined financial statements reflect the following pro forma adjustments:

(a)	Represents the cash investment of $850,000 to acquire 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC. The aggregate purchase price of the 17 limited partnership units acquired by AMGAS was $4,037,500 including $850,000 in the form of cash consideration from AMGAS with the remainder financed by a loan to GMDOC from a commercial bank, secured by GMDOC’s property.

(b)

Represents the borrowing of $850,000 to fund the cash consideration portion for AMGAS acquisition of 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC. AMGAS entered into a securities purchase agreement (the “Purchase Agreement”) with two accredited investors (the “Investors”) for the Company’s Convertible Promissory Notes due June 29, 2022 (the “Notes”), with an aggregate principal face amount of $850,000. The Notes are, subject to certain conditions, convertible into 2,125,000 shares of the Company’s common stock, par value $0.0001 per share, at a price per share of $0.40. The Company also issued an aggregate of 425,000 shares of its common stock as commitment shares to the Investors as additional consideration for the purchase of the Notes. The closing of the offering of the securities occurred simultaneously with the execution and delivery of the related transaction documents, pursuant to which the Investors purchased the securities for an aggregate purchase price of $850,000.

The Company allocated the proceeds of the sale of these securities based on the relative fair value of the convertible promissory notes and the common shares issued in the transaction. The allocation as of their issuance date is as follows:

Allocation of Proceeds
Convertible Notes Payable, net of discount of $196,154	$653,846
Common stock, $0.0001 Par Value	42
Additional paid-in capital	196,112

Total cash proceeds	$850,000

(c)	Represents AMGAS’s proportionate share of the net operating income as reflected on the Statement of Revenues and Direct Operating Expenses for the Oil & Gas Properties Acquired by GMDOC, LLC from Castelli Energy, LLC for the year ended March 31, 2022. A total of 35% of the working interests in the GMDOC Leases were not acquired by GMDOC, LLC and are therefore deducted from the net operating income as reflected on the Statement of Revenues and Direct Operating Expenses for the Oil & Gas Properties Acquired by GMDOC, LLC from Castelli Energy, LLC for the year ended March 31, 2022. In addition, the net operating income of the acquired GMDOC, Leases was adjusted to reflect the proforma adjustment for: i) proforma depreciation, depletion and amortization attributable to the Castelli Leases, ii) the accretion of asset retirement obligations attributable to the Castelli Leases and iii) the proforma interest expense attributable to the Bank Loan utilized by GMDOC, LLC to acquire the Castelli Leases. In the accompanying Unaudited Pro Forma Statement of Operations for the year ended December 31, 2021, AMGAS reports its proportional share of the earnings of its unconsolidated subsidiary-GMDOC, LLC accounted for on the equity method based on the net operating earnings of GMDOC, LLC, as permitted under the applicable accounting guidance as follows:

Amount
Net operating income as reflected on the Statement of Revenues and Direct Operating Expenses for the GMDOC Leases Acquired by GMDOC from Castelli for the year ended March 31, 2022	$2,601,505

Percent Interests in Castelli Leases not acquired by GMDOC, LLC	35.00%

Deduction for interests in Castelli Leases not acquired by GMDOC, LLC	(910,527)

Net operating income for the GMDOC Leases Acquired by GMDOC. LLC for the year ended March 31, 2022	1,690,978

Proforma adjustment to reflect depreciation, depletion and amortization attributable to the Castelli leases acquired by GMDOC, LLC	(521,849)

Proforma adjustment to reflect the accretion of asset retirement obligations attributable to the Castelli leases acquired by GMDOC, LLC	(88,130)

Proforma adjustment to reflect the interest expense attributable to the Bank Loan utilized by GMDOC, LLC to acquire the Castelli leases	(311,777)

Proforma net income for the GMDOC Leases Acquired by GMDOC. LLC	769,222

AMGAS limited partnership interest percentage in GMDOC, LLC	60.7143%

Equity in earnings of unconsolidated subsidiary - GMDOC, LLC	$467,028

(d)

Represents the increase in interest expense resulting from the Company’s borrowing of $850,000 to fund the cash consideration portion for AMGAS to acquire 17 (or 60.7143%) of 28 limited liability membership interests in GMDOC, LLC. The notes bear cash interest at a rate of eight percent (8%) per annum. In addition, the discount recorded on the notes at their issuance date would be amortized to interest expense over the term of the notes. Interest expense was determined as follows:

Interest Amount
8% cash interest on the Convertible Promissory Notes	$68,000

Amortization of discount on Convertible Promissory Notes	196,154

Total interest expense	$264,154

(e)	Represents the historical direct revenues and direct operating expenses of the Oil & Gas Properties Acquired by GMDOC, LLC from Castelli Energy, LLC.